                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) March 19, 1999



                        Physicians Resource Group, Inc.
            (Exact name of registrant as specified in its charter)

        Delaware                  1-13778                      76-0456864
(State or other jurisdiction    (Commission                   (IRS Employer
    of incorporation)           File Number)               Identification No.)


               14800 Landmark Blvd., Suite 500, Dallas, TX 75240
           (Address of principal executive offices)      (Zip Code)


       Registrant's telephone number, including area code (972) 892-7200

Item 5.  Other Events.

     On March 19, 1999, Physicians Resource Group, Inc. (the "Company") entered into a restructuring agreement (the "Restructuring Agreement") with Resurgence Asset Management, LLC ("Resurgence"), which owns or manages approximately $92 million principal amount of the Company's $125 million principal amount of 6% Convertible Subordinated Debentures due 2001(the "Debentures"). The Restructuring Agreement between the Company and Resurgence is contingent on the consummation by the Company of a restructuring by September 30, 1999. The Company's overall restructuring would involve (i) the sale of practice assets and interests in surgery centers to its affiliated practices and a concurrent termination of management services agreements and execution of mutual releases between the Company and such practices and (ii) the sale of certain interests in surgery centers to a strategic partner. Upon consummation of the restructuring, the Company intends to continue performing management services for certain practices. The Company anticipates that its overall restructuring will be conditioned on its ability to consummate agreements with providers and a strategic partner, approval of the Company's shareholders, solicitation of Debenture holders and a number of other conditions. No assurances can be provided that the Company will be able to consummate its overall restructuring or obtain necessary approvals or consents.

     Under the terms of the Company's Restructuring Agreement with Resurgence, the holders of $125 million principal amount of the Company's Debentures would receive (i) $100 million principal amount in cash and/or notes from the restructuring of the Company's relationships with its affiliated practices and the sale to a strategic partner of certain interests in surgery centers and (ii) an interest in the net proceeds of certain patent litigation. The Company has agreed to pay $3.75 million in interest that was due on the Debentures on December 1, 1998. In connection with the Restructuring Agreement, Resurgence has loaned to the Company $3.75 million. This loan is evidenced by a secured promissory note (the "Note") which bears interest at the rate of 20% per annum and is due and payable in its entirety on September 30, 1999. Interest on the
Note is payable monthly beginning May 1, 1999. There is no prepayment penalty for early retirement of the Note. The Note is secured by a pledge of an interest in various of its subsidiaries.

     A press release dated March 22, 1999 that was issued by the Company regarding the Company's entering into the Debenture Restructuring Agreement is filed as an exhibit to this report and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits:

          (99.1) News release of Physicians Resource Group, Inc. dated March 22, 1999.

          (99.2) Letter Agreement dated March 19, 1999 between Physicians Resource Group, Inc. and Resurgence Asset Management, Inc.

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          (99.3)    Promissory Note dated March 19, 1999 in the original
                    principal amount of $3,750,000 executed by Physicians Resource Group, Inc. and payable to M.D. Sass Corporate Resurgence Partners, L.P.

          (99.4) Pledge and Security Agreement dated March 19, 1999 between Physicians Resource Group, Inc., certain of its subsidiaries and M.D. Sass Corporate Resurgence Partners, L.P.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  PHYSICIANS RESOURCE GROUP, INC.



Date:     March 24, 1999          By:  /s/ D. MEYER
                                     -------------------------------------------
                                     David Meyer, Chairman of the Board

                                 EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------
     (99.1)     News release of Physicians Resource Group, Inc. dated March 22, 1999.
     (99.2)     Letter Agreement dated March 19, 1999 between Physicians Resource Group,
                Inc. and Resurgence Asset Management, Inc.
     (99.3)     Promissory Note dated March 19, 1999 in the original principal amount of
                $3,750,000 executed by Physicians Resource Group, Inc. and payable to M.D.
                Sass Corporate Resurgence Partners, L.P.
     (99.4)     Pledge and Security Agreement dated March 19, 1999 between Physicians
                Resource Group, Inc., certain of its subsidiaries and M.D. Sass Corporate
                Resurgence Partners, L.P.

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